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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 1-8344) pertaining to The Limited, Inc. Savings and Retirement Plan of our report dated April 12, 2002, with respect to the financial statements and supplemental schedule of The Limited, Inc. Savings and Retirement Plan included in this annual report (Form 11-K) for the year ended December 31, 2001.

/s/ Ary & Roepcke

Columbus, Ohio
June 20, 2002